EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports First Quarter 2012 Results
Revenue Grew 35% Year-Over-Year

BRISBANE, Calif., May 10, 2012 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2012.

Key financial highlights for the first quarter of 2012, compared to the same period in 2011, are as follows:

•	Revenue grew by $4.1 million, or 35%, to $15.7 million, from $11.6 million
•	Net loss was $5.3 million, or $0.38 per diluted share, which includes non-recurring integration costs associated with the Iridex acquisition

Kevin Connors, president and CEO of Cutera, stated, “This is our fourth consecutive quarter of revenue growth in excess of 22%, compared to the same period one year ago.  In the first quarter of 2012, our US revenue increased 50%, when compared to the first quarter of 2011. International revenue expanded by 27% during the first quarter of 2012, compared to the same period in 2011.  The increased revenue in the first quarter of 2012, compared to the same period in 2011, was driven primarily by:

1)	The improved effectiveness of our North American sales organization;
2)	Recent successful product introductions of our GenesisPlus and Excel V laser systems;
3)	Increased revenue of our existing Xeo flagship product; and
4)	Iridex aesthetic acquisition.”

“We are pleased that we have been able to integrate the Iridex aesthetic asset acquisition into our business as planned. Our second quarter 2012 will reflect a full quarter’s operating performance from this acquisition and we expect it to contribute incremental profits.”

“We continue to make significant investments in research and development and believe it is vital to continue to deliver innovative products in the future.  With this objective in mind, we entered the non-invasive body contouring segment of the market with the launch of our truSculptTM system in March 2012. This product received a CE Mark approval for body sculpting in January 2012 and has a 501(k) clearance for the treatment of cellulite. We expect to commence shipments of truSculpt in the third quarter of 2012.”

Mr. Connors concluded, “We remain focused on key initiatives to improve our performance in 2012. We believe that our worldwide distribution network, strong cash position, with no debt, and an expanded portfolio of products offer continued, long-term opportunities for our company.”

Conference Call
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on May 10, 2012. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on May 24, 2012. In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, become profitable, develop and commercialize existing and new products and applications, experience market adoption for its products, realize benefits from additional investment, and statements regarding long-term prospects and opportunities as well as the timing and expected benefits of integration activities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the Company may not be successful in its efforts to improve sales productivity, revenue growth and become profitable improvement through the leverage of its operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on May 10, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's first quarter ended March 31, 2012 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2012	December 31, 2011	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$12,787	$14,020	$13,164
Marketable investments	66,137	74,666	75,934
Accounts receivable, net	4,496	5,193	3,334
Inventories	13,434	10,729	7,268
Deferred tax asset	50	55	14
Other current assets and prepaid expenses	1,363	1,432	1,665
Total current assets	98,267	106,095	101,379

Property and equipment, net	1,019	853	668
Long-term investments	2,928	3,027	6,492
Intangibles, net	4,843	446	589
Deferred tax asset, net of current portion	450	446	321
Other long-term assets	458	486	-
Total assets	$107,965	$111,353	$109,449

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,674	$2,573	$1,545
Accrued liabilities	8,936	9,262	5,861
Deferred revenue	5,770	5,185	5,671
	-	-	-
Total current liabilities	17,380	17,020	13,077

Deferred rent	1,450	1,448	1,478
Deferred revenue, net of current portion	917	840	1,045
Income tax liability	469	478	479
Total liabilities	20,216	19,786	16,079

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	97,043	95,719	92,051
Retained earnings (Accumulated deficit)	(8,592)	(3,325)	2,881
Accumulated other comprehensive loss	(716)	(841)	(1,576)
Total stockholders' equity	87,749	91,567	93,370
Total liabilities and stockholders' equity	$107,965	$111,353	$109,449

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Net revenue	$15,727	$18,542	$11,621
Cost of revenue	7,845	7,506	5,224
Gross profit	7,882	11,036	6,397

Operating expenses:
Sales and marketing	7,437	6,779	5,946
Research and development	2,216	2,313	2,130
General and administrative	3,495	2,878	2,328
Total operating expenses	13,148	11,970	10,404
Loss from operations	(5,266)	(934)	(4,007)
Interest and other income, net	96	140	184
Loss before income taxes	(5,170)	(794)	(3,823)
Provision for income taxes	97	93	32
Net loss	$(5,267)	$(887)	$(3,855)

Net loss per share:
Basic and Diluted	$(0.38)	$(0.06)	$(0.28)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	13,960	13,930	13,667

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Cash flows from operating activities:
Net loss	$(5,267)	$(887)	$(3,855)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	738	802	886
Tax benefit from stock-based compensation	-	8	-
Excess tax benefit (deficit) related to stock-based compensation	-	(1)	-
Depreciation and amortization	343	154	157
Other	14	(128)	44
Changes in assets and liabilities:
Accounts receivable	640	(1,106)	883
Inventories	(1,153)	(1,070)	(820)
Other current assets and prepaid expenses	444	653	1,509
Other long-term assets	28	7	-
Accounts payable	101	422	249
Accrued liabilities	(661)	1,884	(353)
Deferred rent	27	55	(3)
Deferred revenue	(118)	(197)	(204)
Income tax liability	(9)	(11)	2
Net cash provided by (used in) operating activities	(4,873)	585	(1,505)

Cash flows from investing activities:
Acquisition of property and equipment	(277)	(330)	(180)
Business acquisition	(5,091)	-	-
Proceeds from sales of marketable and long-term investments	10,729	3,601	4,241
Proceeds from maturities of marketable investments	11,135	12,850	12,125
Purchase of marketable investments	(13,442)	(16,876)	(14,778)
Net cash provided by (used in) investing activities	3,054	(755)	1,408

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	586	315	742
Excess tax benefit related to stock-based compensation	-	1	-
Net cash provided by financing activities	586	316	742

Net increase (decrease) in cash and cash equivalents	(1,233)	146	645
Cash and cash equivalents at beginning of period	14,020	13,874	12,519
Cash and cash equivalents at end of period	$12,787	$14,020	$13,164

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	March 31, 2012	% of Revenue	December 31, 2011	% of Revenue	March 31, 2011	% of Revenue
Revenue By Geography:
United States	$6,311	40%	$7,372	40%	$4,207	36%
International	9,416	60%	11,170	60%	7,414	64%
	$15,727		$18,542		$11,621

Revenue By Product Category:
Products	$8,433	54%	$11,241	61%	$5,345	46%
Upgrades	825	5%	1,141	6%	821	7%
Service	3,873	25%	3,262	18%	3,328	29%
Titan hand piece refills	1,130	7%	1,349	7%	1,057	9%
Dermal fillers and cosmeceuticals	1,466	9%	1,549	8%	1,070	9%
	$15,727		$18,542		$11,621

	Three Months Ended
	March 31, 2012		December 31, 2011		March 31, 2011
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$143		$154		$143
Sales and marketing	140		163		238
Research and development	146		174		143
General and administrative	309		311		362
	$738		$802		$886